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Exhibit 99.1

For:	Duane Reade Inc.
Approved By:	John Henry (212) 273-5746 SVP—Chief Financial Officer
Contact:	Cara O'Brien/Lila Sharifian Press: Stephanie Sampiere (212) 850-5600 Financial Dynamics

FOR IMMEDIATE RELEASE

DUANE READE INC. ANNOUNCES FILING OF DEFINITIVE PROXY STATEMENT

        New York, New York, June 30, 2004—Duane Reade Inc. (NYSE: DRD) today announced that the Company has filed a definitive proxy statement with the Securities and Exchange Commission regarding the Company's proposed merger with Duane Reade Shareholders, LLC and Duane Reade Acquisition Corp. Duane Reade Shareholders, LLC and Duane Reade Acquisition Corp. are owned by Oak Hill Capital Partners, L.P.

        The transaction is subject to, among other conditions, approval by Duane Reade's stockholders. The record date for determining stockholders entitled to vote on the proposed merger is June 3, 2004. A stockholder's meeting is currently scheduled for July 26, 2004. Assuming stockholder approval, the transaction is expected to close shortly thereafter.

        Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing. As of March 27, 2004, the Company operated 243 stores.

        Oak Hill Capital is a $1.6 billion private equity fund formed in 1998 for the purpose of making control investments in operating companies through acquisitions, build-ups, recapitalizations, restructurings or significant minority positions. The limited partners of Oak Hill Capital Partners include a number of institutional and individual investors.

Important Information

        In connection with the acquisition of Duane Reade by Duane Reade Acquisition Corp., Duane Reade Acquisition Corp. and related entities have filed relevant materials with the Securities and Exchange Commission (the "SEC"), including a definitive proxy statement, which was filed on June 30, 2004 and will be mailed to holders of Duane Reade's common stock on July 1, 2004. Stockholders are urged to read the definitive proxy statement and any other relevant materials filed by Duane Reade or the Oak Hill entities because they contain, or will contain, important information. The definitive proxy statement is available for free (along with any other documents and reports filed by Duane Reade with the SEC) at the SEC's website, www.sec.gov. In addition, you may obtain documents filed with the SEC by Duane Reade free of charge by requesting them in writing from Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001, Attention: Corporate Secretary, or by telephone at (212) 273-5700.

Participant Information

        Duane Reade Shareholders, LLC, Duane Reade Holdings, Inc. and Duane Reade Acquisition Corp. were formed as the acquiring entities at the direction of the equity sponsors, which currently include Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. and certain members of Duane Reade's management. Andrew J. Nathanson and Tyler J. Wolfram are the initial directors of each newly formed Delaware corporation. These entities and their directors and officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. As of the date of this communication, Mr. Nathanson has an indirect interest (through his participation in an investment partnership) of less than 1% in the outstanding shares of the common stock of Duane Reade and none of the other foregoing participants has any direct or indirect interest, by security holdings or otherwise, in Duane Reade.

        Duane Reade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Duane Reade's 2003 annual meeting of stockholders filed with the SEC on April 10, 2003 and the Form 4s filed by Duane Reade's directors and executive officers since April 10, 2003. Stockholders may obtain additional information regarding the interests of such participants by reading the definitive proxy statement, filed on June 30, 2004.

        This document may contain statements, estimates or projections relating to, among other things, the acquisition of the Company by Oak Hill that constitute "forward-looking" statements as defined under U.S. federal securities laws. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the drugstore industry in general and in the Company's specific market area, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in Duane Reade's reports filed with the SEC from time to time, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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  Exhibit 99.1
DUANE READE INC. ANNOUNCES FILING OF DEFINITIVE PROXY STATEMENT